Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Arc Logistics Partners LP of our report dated February 27, 2015 relating to the consolidated financial statements of Gulf LNG Holdings Group, LLC, which appears in Exhibit 99.1 of Arc Logistics Partners LP’s Annual Report on Form 10-K for the year ended December 31, 2014. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
June 9, 2015